Contact: Susan B. Railey                                            EXHIBIT 99.1
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 88 DECLARES MONTHLY DISTRIBUTION
                        FOR AUGUST OF 10.5 CENTS PER UNIT

                Includes Mortgage Proceeds of 9.5 Cents Per Unit


                            -------------------------


     ROCKVILLE, MD, August 20, 2003-- (AMEX/AIK) The general partner of American Insured Mortgage Investors L.P.-Series 88 (AIM 88) today declared the monthly distribution for August 2003 in the amount of 10.5 cents per unit. Holders of record on August 31, 2003 will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

The August distribution of 10.5 cents per unit includes the following:

-    1.0 cent per unit regular cash flow;

- 9.5 cents per unit mortgage proceeds due to the prepayment of the mortgage on Greenview Garden.

     Record dates for the AIM 88 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.